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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-69059 of Imperial Sugar Company (formerly Imperial Holly Corporation) on Form S-3 of our report dated December 9, 1998, appearing in the Annual Report on Form 10-K of Imperial Holly Corporation for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

May 3, 1999